FOR IMMEDIATE RELEASE:

Dwango Wireless Announces Fourth Quarter and Fiscal Year
2004 Results and Plans for Growth in 2005

Conference call and webcast scheduled for today at 1:30 Pacific Time

Seattle, Washington, March 29, 2005 - Dwango® Wireless, (OTCBB:DWGN), a leading developer and publisher of mobile entertainment content for top lifestyle brands, today reported record fourth quarter revenues and results for fiscal year 2004, its first full fiscal year since going public by reverse merger in September, 2003.

During fiscal 2004, ended December 31, 2004, and continuing in fiscal 2005, Dwango has achieved significant strategic milestones:

•
Changed the business model to focus on branded mobile channels, resulting in content partner relationships with leading lifestyle brands, including ESPN, Beliefnet, Napster, Playboy, Rolling Stone and Minifizz.

•	Proved the new business model with record growth following the successful launch of the Rolling Stone mobile channel as well as the ESPN Bassmaster mobile game across major North American carriers.

•	Developed a proprietary internal platform for producing, publishing and promoting branded content across multiple carriers, handsets and sales channels.

•	Grew quarterly revenues sequentially every quarter in 2004.

•	Secured private funding totaling over $23 million in 2004 to support Dwango’s plans for growth into a market leader in the mobile entertainment space.

Financial results

For the quarter ending December 31, 2004, the company had sales of $864,000, compared with $12,000 in the same quarter last year. On a sequential quarter basis, Dwango increased revenue by 59% compared to third quarter 2004 revenue of $545,000. Quarter over quarter revenue increased due to additional carrier launches of a single branded channel, the Rolling Stone mobile channel, and one made-for-mobile game, ESPN Bassmaster.

2211 Elliott Ave, Ste 601 • Seattle, WA 98121 • Phone:206.832.0600 • Fax:206.832.0601
www.dwango.com

For the full year the company had sales of $1.64 million compared to sales of $22,000 for the previous year.

Quarterly gross profit was $346,000 compared to $12,000 for the same quarter last year. Gross margin of 40.0% improved substantially from third quarter 2004 gross margin of 30.1%. Gross margin increased on a quarter over quarter basis because the Rolling Stone mobile channel revenue increased at a rate greater than the minimum charges Dwango Wireless had to apply to cost of sales.

For fiscal 2004, the company’s net loss was $3.5 million compared with $1.9 million last year. The net loss to common shareholders is $3.9 million or a loss of $0.51 per fully diluted share after preferred stock accretion charges compared with $0.37 cents per diluted share for the same quarter last year.

Management Analysis

“Dwango Wireless exceeded its management’s expectations in fiscal 2004,” commented Rick Hennessey, CEO of Dwango Wireless. “We have set the stage for significant additional growth by signing exclusive partnerships with leading lifestyle brands and by building out our infrastructure to streamline content launches across different platforms. Dwango Wireless has reached an exciting inflection point. We have seen the success of our Rolling Stone mobile channel and are eager to roll out mobile channels for all of our brand partners in 2005.

Every time Dwango Wireless adds a new mobile channel to its offering for carriers or new content to an existing channel, the revenues of both the carriers and Dwango Wireless have the potential to compound. The revenue-sharing cycle has open-ended growth potential in an increasingly mobile world of communications and online entertainment. This is reflected in the quarterly increase in revenue each quarter this year, from $60,000 in the first quarter to $176,000 in the second quarter, $545,000 in the third quarter and $864,000 in the fourth quarter. We also secured private investments of over $8 million in the 2004 fiscal year, followed by an additional $15 million earlier this year. Our 2004 operating plan was an ambitious one, but we are happy to report we exceeded all our own goals.”

“Looking forward, we have ambitious plans to grow the business based on the momentum we have established by working with lifestyle brand leaders, raising capital and building a solid investor base,” Hennessey continued. “We have attracted a number of prominent investors and are gratified that they see and support our growth potential.”

“According to a wall street analyst, there are currently more than 175 million North American wireless subscribers in a market that could top $6.5 billion for phone personalization worldwide by 2008,” Hennessey concluded. “The partnerships we created in 2004 and early 2005 have set the stage for our mobile content strategy. We are now ready to execute and deliver on our promises to our brands and to our shareholders in the upcoming quarters.”

2211 Elliott Ave, Ste 601 • Seattle, WA 98121 • Phone:206.832.0600 • Fax:206.832.0601
www.dwango.com

Conference call and webcast scheduled for today at 1:30
Dwango Wireless will hold a conference call today at 1:30 p.m. PST (4:30 p.m. EST) on its results for the fourth quarter and fiscal year ended December 31, 2004 and its strategic outlook for 2005.

Listen-only telephone access to the call from the U.S. and Canada will be available by dialing 866-322-0309 five to ten minutes prior to the event (to allow time for participant registration); international callers should dial 706-679-0614. No passcode is necessary.

A replay of the event will be available shortly following its conclusion and remain available until Tuesday, April 5, 2005 at midnight EST. Dial (800) 642-1687 or (706) 645-9291 and enter the passcode 4670609.

The event will also be webcast on the Company’s website at www.dwango.com. The webcast will be archived at that site for 30 days following the live event, and a transcript will be available on the site; click on “inside dwango,” then “news and events” for a link to the transcript when posted.

About Dwango® Wireless

Dwango® Wireless (OTCBB:DWGN) offers a comprehensive approach for bringing lifestyle and affiliate brands to the wireless arena through customized entertainment content, ringtones, games and applications for mobile phones. A key player in the wireless industry, Dwango Wireless provides unique content for some of today's hottest lifestyle brands, including Beliefnet, Napster, Playboy and Rolling Stone.   Dwango Wireless corporate information can be found www.dwango.com. Dwango® is a trademark of Dwango Co. Ltd., and used by Dwango Wireless pursuant to an exclusive license.

Certain of the statements made in this press release are forward-looking statements. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. For example, the statements regarding Dwango Wireless’s growth opportunities and future financial and operating results are forward-looking and actual results may differ materially from those statements due to various risks and uncertainties. Those risks and uncertainties include customer acceptance of our products and services general economic conditions in our targeted markets. More information about the risks and uncertainties faced by Dwango Wireless is contained in our filings with the Securities and Exchange Commission. Dwango Wireless disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(contacts and financial tables follow)

2211 Elliott Ave, Ste 601 • Seattle, WA 98121 • Phone:206.832.0600 • Fax:206.832.0601
www.dwango.com

Investor Relations Contact: Sean Collins, Partner CCG Investor Relations and Strategic Communications (818) 789-0100, ext. 202	PR Contact: Jenn Pelczarski Axis Marketing & PR, LLC (415) 764-1980 x108 jpelczarski@axismarketingpr.com	Dwango Contact: Nicole Bahr Dwango Wireless 206-832-0658 Nicole.bahr@dwango.com

2211 Elliott Ave, Ste 601 • Seattle, WA 98121 • Phone:206.832.0600 • Fax:206.832.0601
www.dwango.com

Dwango Wireless
Consolidated Income Statements
(In Thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Fiscal Year ended
	December 31,		December 31,
	2003	2004	2003	2004
Revenue	12	864	22	1,645
Cost of sales	—	518	—	986
Gross margin	12	346	22	659
Expenses
Research and development	97	990	181	2,587
Sales and marketing	—	546	32	1,161
General and administrative	1,474	1,034	3,895	3,700
Operating expenses	1,571	2,570	4,108	7,448
Interest expense	317	941	564	2,588
Loss on impairment of intangible asset	—	306	—	306
Net loss	(1,876)	(3,471)	(4,650)	(9,683)
Preferred stock accretion	—	(442)	—	(660)
Net loss to common shareholders	(1,876)	(3,913)	(4,650)	(10,343)
Loss per common share basic and diluted	($0.37)	($0.51)	($0.92)	($1.47)
Weighted average number of basic and diluted common shares outstanding	5,078	7,619	5,078	7,058

2211 Elliott Ave, Ste 601 • Seattle, WA 98121 • Phone:206.832.0600 • Fax:206.832.0601
www.dwango.com

Dwango Wireless
Consolidated Balance Sheets
(In Thousands, except per share data)
(Unaudited)

December 31,
2004
ASSETS
Current assets:
Cash	$82
Accounts receivable	803
Prepaid royalties	793
Prepaid expenses	286
Other current assets	83

Total current assets	2,047
Fixed assets, (net)	251
Deferred financing costs	765
Intangibles, net	49
Prepaid license	288

Total assets	$3,400

LIABILITIES AND CAPITAL DEFICIT
Current liabilities:
Accounts payable and accrued expenses	1,335
Current portion of lease obligation	45

Total current liabilities	1,380

Long-term liabilities:
Senior convertible notes payable, net of debt discount of $4,070,000	1,845

Accrued interest - senior convertible notes	264
Long term portion of lease obligation	79
Total liabilities	3,568

2211 Elliott Ave, Ste 601 • Seattle, WA 98121 • Phone:206.832.0600 • Fax:206.832.0601
www.dwango.com

Dwango Wireless
Consolidated Balance Sheets, continued
(In Thousands, except per share data)

December 31,
2004

Redeemable Convertible Series A
Preferred stock,
$.001 par value; issued and outstanding 1,250
shares; including $71,000 of accrued dividends
and net of debt discount and deferred financing
of $1,122,000	199

Redeemable Convertible Series B
Preferred stock,
$.001 par value; issued and outstanding 3,000
shares; including $124,000 of accrued dividends and net of debt discount
and deferred financing of $2,158,000	966

10,000,000 total shares of Preferred stock authorized

Capital deficit:
Common stock, $.001 par value; 50,000,000 shares authorized; issued and outstanding
8,251,000 shares	8

Additional paid-in capital	15,129
Accumulated deficit	(16,470)

Total capital deficit	(1,333)

Total liabilities and capital deficit$	$3,400

2211 Elliott Ave, Ste 601 • Seattle, WA 98121 • Phone:206.832.0600 • Fax:206.832.0601
www.dwango.com